Exhibit (10-31)

Form of Deferred PSU Agreement

2025 STOCK AND INCENTIVE COMPENSATION PLAN
FORM DEFERRED PSU AWARD AGREEMENT
________________________________________________________________________________________________________________

RESTRICTED STOCK UNITS
This grant notice documents an award (the “Award”) of Restricted Stock Units (“RSUs”) under The Procter & Gamble 2025 Stock and Incentive Compensation Plan (the “Plan”), subject to the terms and conditions of the Plan, the Regulations of the Compensation and Leadership Development Committee of the Board of Directors (“Committee”), and as set forth in this Award Agreement (including any Attachments hereto and the Settlement Instructions in place as may be revised from time to time).

Any capitalized terms used in this Agreement that are not otherwise defined herein are defined in the Plan.

Name of Participant:	[Name] (“Participant”)
Number of Restricted Stock Units:	[Number]
Grant Date Share Price:	[Grant Date Share Price]
Grant Date:	[Grant Date] (“Grant Date”)
Vest Date:	[Vesting Date/Schedule]
Original Settlement Date:	One Year Post Separation from Company
Acceptance Deadline:	[Date]

1.Voting Rights and Dividend Equivalents
As a holder of RSUs, during the period from the Grant Date until the date the RSUs are paid, each time a cash dividend or other cash distribution is paid with respect to Common Stock, you will receive additional RSUs (“Dividend Equivalent RSUs”). The number of Dividend Equivalent RSUs will be determined as follows: multiply the number of RSUs and Dividend Equivalent RSUs currently held by the per share amount of the cash dividend or other cash distribution on Common Stock, then divide the result by the price of the Common Stock on the date of the dividend or distribution. These Dividend Equivalent RSUs will be subject to the same terms and conditions as the original RSUs that gave rise to them, including vesting and settlement terms, except that if there is a fractional number of Dividend Equivalent RSUs on the date the RSUs are paid, the resulting fractional share units may be paid as cash, fractional shares, or rounded up to the nearest full share based on administrative preference of the Company. You must hold RSUs on the dividend payment date in order to be credited with Dividend Equivalents. This Award represents an unfunded, unsecured right to receive payment in the future, and does not entitle you to voting rights or dividend rights as a shareholder.
2.Vesting and Payment
As long as you remain in compliance with the terms of the Plan, this Award Agreement and any Attachments hereto, and the Regulations, this Award will not be forfeitable and will be paid on the Original Settlement Date or Agreed Settlement Date (as defined below), whichever is applicable, except in the event of death. In the event of death, payment will be made by the later of the end of the calendar year or two and a half months following the date of death.

Notwithstanding the foregoing, in the event of a Change in Control, payment shall be made pursuant to the terms provided in the Plan.

Payment under this Award will be made in the form of Common Stock or such other form of payment as determined by the Committee pursuant to the Plan, subject to applicable tax withholding.

3.Deferral Election. At any time prior to Termination of Employment, you and the Company may agree to postpone the Original Settlement Date to such later date (“Agreed Settlement Date”) as may be elected by you, which date shall be at least five years later than the Original Settlement Date and in accordance with Internal Revenue Code Section 409A.

4.Restrictive Covenants. By accepting this Award, you agree to be bound by the restrictive covenants outlined in Attachment B hereto (as may be modified by Attachment C hereto).

5.Entire Agreement. This Award Agreement including Attachment A, Attachment B, Attachment C, and the Plan and Regulations of the Committee together constitute an agreement between the Company and you in accordance with the terms thereof and hereof, and no other understandings and/or agreements that have been entered by you with the Company regarding this specific Award. Any legal action related to this Award, including Article 6 of the Plan and Attachment B of this Award Agreement, may be brought in any federal or state court located in Hamilton County, Ohio, USA, and you hereby agree to accept the jurisdiction of these courts and consent to service of process from said courts solely for legal actions related to this Award.

    THE PROCTER & GAMBLE COMPANY

    Bala Purushothaman

    Chief Human Resources Officer